Exhibit 99.1

Immix Biopharma Announces 89% Complete Response Rate at Interim Update Across All NEXICART-2 Patients, with MRD-Negativity Indicating Potential to Reach up to 98% Complete Response Rate, Supporting Potential Best-in-Class Therapy for Relapsed/Refractory AL Amyloidosis

– 100% (25/25) of new patients are either in complete response (CR) or MRD-negative (21/25 are in CR; remaining 4/25 are MRD-negative) –

– To-date, all patients achieving MRD-negativity reached CR within one year of treatment –

– Across all forty-five patients, NXC-201 produced an 89% (40/45) CR rate as assessed by independent review committee –

– In four pending patients that are already MRD-negative, MRD-negativity in bone marrow predicts future CR, potentially increasing future CR rate up to 98% (44/45) –

– No relapses observed for any patient who reached CR or MRD-negativity to-date –

– No neurotoxicity or enterocolitis has been observed to-date –

– NEXICART-2 final readout and BLA submission planned mid-2027 –

– Virtual investor event today Sep 29 at 8:00am ET: https://events.q4inc.com/attendee/484851283/ –

LOS ANGELES, Sep 29, 2026 (GLOBE NEWSWIRE) – Immix Biopharma, Inc. (“ImmixBio”, “Company”, “We” or “Us” or “IMMX”), a global leader in relapsed/refractory AL Amyloidosis, today announced positive results of an 89% (40/45) complete response (CR) rate in an interim update across all forty-five NEXICART-2 patients, advancing NXC-201 as a potential best-in-class therapy for AL Amyloidosis. All twenty-five new relapsed/refractory AL Amyloidosis patients are either in complete response (CR) or already minimum residual disease (MRD)-negative. To-date, all patients achieving MRD-negativity reached CR within one year of treatment. Across all forty-five patients, NXC-201 produced an 89% (40/45) CR rate as assessed by independent review committee. In four pending patients that are already MRD-negative, MRD-negativity in bone marrow predicts future CR, potentially increasing future CR rate up to 98% (44/45). No relapses to date have been observed for any patient who reached CR or MRD-negativity to-date. No neurotoxicity or enterocolitis has been observed to-date. NEXICART-2 final readout and BLA submission are planned in 2027.

“Today, patients with AL Amyloidosis face years of burdensome, continuous treatment. As a potential one-and-done treatment option, NXC-201 could liberate patients from that burden,” said Ilya Rachman, MD, PhD, Chief Executive Officer of Immix Biopharma, adding: “We are thrilled with NXC-201’s magnitude of effect across a broad range of relapsed/refractory AL Amyloidosis patients in NEXICART-2.” Gabriel Morris, President of Immix Biopharma, added, “NXC-201’s complete response rate continues to increase over time, even as reported patient counts have now more than doubled. We look forward to final readout, BLA submission and potentially making NXC-201 available to relapsed/refractory AL Amyloidosis patients at commercial launch.”

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Investor Webcast and Conference Call Information

The Company will host a conference call to discuss these data at 8:00 a.m. ET today, Sep 29, 2026. The live webcast can be accessed at https://events.q4inc.com/attendee/484851283/ or under “Events & Presentations” in the Investors section of the company’s website at www.immixbio.com. The webcast will be available for replay on the company website. Analysts who wish to join the teleconference and participate in Q&A should register at the link above.

About NEXICART-2

NEXICART-2 (NCT06097832) is a multi-site U.S. Phase 2 clinical trial of sterically-optimized CAR-T NXC-201 in relapsed/refractory AL Amyloidosis, with a registrational design. NEXICART-2 is a 45-patient study.

About AL Amyloidosis

AL amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead continuously produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death.

The number of patients in the U.S. with relapsed/refractory AL Amyloidosis is estimated to be growing at 12% per year according to Staron, et al Blood Cancer Journal, to approximately 30,506 patients in 2026.

The Amyloidosis market was $6.2 billion in 2025, and is expected to reach $6.6 billion in 2026, according to Grand View Research.

About NXC-201

NXC-201 is a sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy with a proprietary CD3ζ, CD8 hinge and binder “digital filter” designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 has been awarded Breakthrough Therapy Designation (BTD) and Regenerative Medicine Advanced Therapy (RMAT) by the FDA, and Orphan Drug Designation (ODD) by the US FDA and in the EU by the EMA.

About Immix Biopharma, Inc.

Immix Biopharma, Inc. (ImmixBio) (Nasdaq: IMMX) is a global leader in AL Amyloidosis. AL Amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death. Our lead candidate is sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy NXC-201 with a proprietary CD3ζ, CD8 hinge and binder “digital filter” designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 is being evaluated in the U.S. multi-center study for relapsed/refractory AL Amyloidosis NEXICART-2 (NCT06097832), with a potentially registrational design. NXC-201 has been awarded Breakthrough Therapy Designation (BTD) and Regenerative Medicine Advanced Therapy (RMAT) by the US FDA and Orphan Drug Designation (ODD) by FDA and in the EU by the EMA.

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Forward Looking Statements

This press release contains forward-looking statements regarding Immix Biopharma, Inc., its results of operations, prospects, future business plans and operations and the matters discussed above, including, but not limited to, statements relating to NEXICART-2 final readout and BLA submission planned in mid-2027; making NXC-201 available to patients at commercial launch, if approved; the size of the AL Amyloidosis market; the potential benefits of our product candidate NXC-201 and the timing and results related to clinical trials. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements also include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as “expects”, “contemplates”, “anticipates”, “plans”, “intends”, “believes”, “estimates”, “potential”, and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (i) the risk that the estimates for the number of patients in the U.S. with relapsed/refractory AL Amyloidosis and the market size reaching not being accurate; (ii) the risk that Breakthrough Therapy designation will not expedite the development of NXC-201: (iii) the risk that further data from the ongoing Phase 1/2 clinical trials for NXC-201 will not be favorably consistent with the data readouts to date, (iv) the risk that the Company may not be able to continue the NEXICART-2 multi-site U.S. Phase 1/2 clinical trial; (v) the risk that the Company may not be able to advance to registration-enabling studies for CAR-T NXC-201 or other product candidates, (vi) that success in early phases of pre-clinical and clinicals trials do not ensure later clinical trials will be successful; (vii) that no drug product developed by the Company has received FDA pre-market approval or otherwise been incorporated into a commercial drug product, (viii) the risk that the Company may not be able to obtain additional working capital with which to continue the clinical trials for NXC-201, or advance to the initiation of registration-enabling studies, for such product candidates as and when needed and (ix) those other risks disclosed in the section “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2026 and other periodic or current reports subsequently filed with the Securities and Exchange Commission. These reports are available at www.sec.gov. Immix Biopharma cautions that the foregoing list of important factors is not complete. Immix Biopharma cautions readers not to place undue reliance on any forward-looking statements. Immix Biopharma does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Mike Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

Company Contact

irteam@immixbio.com

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